UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2021

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01 Regulation FD Disclosure

The information set forth in this Item 7.01 is excerpted from an offering memorandum being provided to certain investors in connection with a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act and does not constitute an offer of any securities or the solicitation of an offer to buy any securities.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing by the Company, whether made before or after the filing of this report, regardless of any general incorporation language in the filing, except as expressly set forth by specific reference in such a filing.

Unless otherwise indicated or the context otherwise requires, the terms “Royal Caribbean,” “Royal Caribbean Group,” the “Company,” “we,” “our” and “us” refer to Royal Caribbean Cruises Ltd. (d/b/a Royal Caribbean Group) and its consolidated subsidiaries.

Royal Caribbean Group

We are a global cruise company. We control and operate three global cruise brands: Royal Caribbean International, Celebrity Cruises and Silversea Cruises (collectively, our “Global Brands”). We also own a 50% joint venture interest in the German brand TUI Cruises, which operates the German brands TUI Cruises and Hapag-Lloyd Cruises (collectively our “Partner Brands”). Together, our Global Brands and our Partner Brands operate a combined total of 58 ships in the cruise vacation industry with an aggregate capacity of approximately 135,830 berths as of December 31, 2020.

On March 19, 2021, we closed on the previously announced sale of the Azamara brand, including its three-ship fleet with an aggregate capacity of approximately 2,100 berths, and associated intellectual property, to Sycamore Partners for $201.0 million.

Our ships operate on a selection of worldwide itineraries that call on more than 1,000 destinations on all seven continents. In addition to our headquarters in Miami, Florida, we have offices and a network of international representatives around the world, which primarily focus on sales and market development.

Recent Developments

COVID-19

The disruptions to our operations resulting from the COVID-19 pandemic (“COVID-19”) have had, and continue to have, a material negative impact on our financial condition and results of operations. The outbreak of COVID-19 has resulted in an unprecedented global response to contain the spread of the disease. These global efforts have resulted in travel restrictions and created significant uncertainty regarding worldwide port closures and availability of ports and destinations generally. As part of the global containment effort, we previously announced a voluntary suspension of our Global Brands’ cruise operations beginning March 13, 2020, which has been extended through at least May 31, 2021, for most of our cruise operations. As of February 23, 2021, four in aggregate of our Global Brands’ and Partner Brands’ ships were operating with guests onboard.

We continue to work with government and health authorities across the globe to address the unique public health challenges posed by COVID-19 and expect to re-start our global cruise operation in a phased manner. Notably, we resumed limited cruise operations outside of the U.S. in July 2020 and September 2020 with TUI Cruises and Hapag-Lloyd, respectively, for a limited period. In addition, in December 2020, Quantum of the Seas, a ship from the Royal Caribbean International fleet, resumed sailings out of Singapore. Recently, we also received approvals from the governments of each of Israel, St. Maarten, The Bahamas and Bermuda to begin sailings out of these countries.  As a result, Odyssey of the Seas, Celebrity Millennium, Adventure of the Seas and Vision of the Seas will begin cruising from Israel, St. Maarten, The Bahamas and Bermuda in May 2021, June 2021, June 2021 and June 2021, respectively. These initial cruises are and will most likely continue to take place with reduced guest occupancy, modified itineraries and enhanced health protocols developed in collaboration with governments and health authorities.

CDC Framework for Conditional Sailing Order

On and effective as of October 30, 2020, the U.S. Centers for Disease Control and Prevention (“CDC”) issued a Framework for Conditional Sailing Order (the “Conditional Order”) that will conditionally permit cruise ship passenger operations in U.S. waters under certain conditions and using a phased approach. The Conditional Order replaces the CDC’s No Sail Order that expired on October 31, 2020 and will remain in effect until the earlier of (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the rescission or modification by the CDC Director of the Conditional Order based on specific public health or other considerations, or (3) November 1, 2021.

We are working with both the CDC and the Healthy Sail Panel, formed in June 2020 by us and Norwegian Cruise Line Holdings Ltd. and composed of leading experts in relevant fields, including epidemiology, infectious diseases, public policy and regulation, engineering and general health safety, to prepare and develop our plan to meet the framework for the Conditional Order. While the Conditional Order represents an important step in our return to service, many uncertainties remain as to the specifics, timing and costs of administering and implementing the requirements of the Conditional Order, some of which may be significant. Further, the Conditional Order contemplates that the CDC may issue additional requirements through technical instructions or orders as needed and that the phases described above will be further determined based on public health considerations, including the trajectory of the pandemic and the ability of cruise ship operators to successfully employ measures that mitigate the risk of COVID-19. Based on our assessment of these conditions or for other reasons, we may determine it necessary to further extend our voluntary suspension of our Global Brands’ cruise sailings which currently extends through at least May 31, 2021, for most of our cruise operations.

Update on Bookings

Booking activity for the second half of 2021 is aligned with our anticipated resumption of cruises. Pricing on these bookings is higher than 2019 both including and excluding the dilutive impact of future cruise credits (“FCCs”). While the brands are still in the process of opening for sale the remainder of their 2022/2023 seasons, first and second quarter 2022 sailings have been open for some time. Cumulative advance bookings for the first half of 2022 are within historical ranges and at higher prices. This was achieved with minimal sales and marketing spend, which we believe highlights a strong long-term demand for cruising.

Since our quarterly filing for the quarter ended September 30, 2020, approximately 75% of bookings made for 2021 are new and the rest are due to the redemption of FCCs and our “Lift & Shift” program. We continue to provide guests who were booked on a suspended sailing with the option to request a refund, to receive an FCC, or to “lift and shift” their booking to the following year.

As of December 31, 2020, we had $1.8 billion in customer deposits of which approximately 50% are FCCs and the rest are related to new bookings. Approximately 53% of the guests booked on cancelled sailings since our suspension of operations have requested cash refunds.

Update on Recent Liquidity Actions and Ongoing Uses of Cash

As of December 31, 2020, we had liquidity of approximately $4.4 billion in the form of cash and cash equivalents of $3.7 billion and a $0.7 billion one-year commitment through August 12, 2021, for a 364-day term loan facility. As of December 31, 2020, our revolving credit facilities were fully utilized through a combination of amounts drawn and letters of credit issued under the facilities. Given the current environment, we continue to prioritize and bolster liquidity through significant cost and capital expenditure reductions, cash conservation and additional financing sources, as described below, to ensure that we are well positioned for recovery.

Reduced Operating Expenses

We have taken significant actions to reduce our operating expenses during the suspension of our global cruise operations. In particular, we:

•	significantly reduced ship operating expenses, including crew payroll, food, fuel, insurance and port charges;

•	further reduced operating expenses as our ships transitioned during 2020 into various levels of layup;

•	eliminated or significantly reduced marketing and selling expenses in 2020;

•	reduced and furloughed our workforce, with approximately 23% of our U.S. shoreside employee base being impacted; and

•	suspended travel for shoreside employees and instituted a hiring freeze across the organization.

We may seek to further reduce our average monthly expenses under a further prolonged non-revenue scenario and during the restart of operations. This includes consideration of additional vessels heading to cold layup as well as further assessment of our shoreside workforce, including those coming back from furlough.

Reduced Capital Expenditures

Since the start of February 2020, we have identified approximately $4.2 billion of total capital expenditure reductions or deferrals in 2020 and 2021. The reductions or deferrals of capital expenditures are comprised of the following:

•	$1.4 billion of non-newbuild, discretionary capital expenditures; and

•	$2.8 billion in reduced spend or deferred installment payments for newbuild related payments which we are currently finalizing.

COVID-19 has impacted shipyard operations which have and will continue to result in delays of our previously contracted ship deliveries. During 2021, we expect the delivery of Odyssey of the Seas and Silver Dawn during the first and fourth quarters, respectively. As it relates to 2022, we have two ship deliveries scheduled: Wonder of the Seas and Celebrity Beyond during the first and second quarters, respectively.

Debt Maturities, New Financings and Other Liquidity Actions

Since the start of February 2020, we have taken several additional actions to further improve our liquidity position and manage cash flow. In particular, we:

•	increased the capacity under our unsecured revolving credit facilities by $0.6 billion, and fully drew on both facilities;

•	entered into a $2.35 billion 364-day senior secured loan agreement in March of 2020, which was repaid in May of 2020 with proceeds from the $3.32 billion senior secured notes (“Secured Notes”) discussed below;

•	issued $3.32 billion in Secured Notes, of which $1.0 billion is due in 2023 and $2.32 billion is due in 2025. The previously mentioned $2.35 billion, 364-day senior secured loan was repaid in its entirety with a portion of the proceeds of these notes. The Secured Notes are unconditionally guaranteed by Celebrity Cruises Holdings Inc., Celebrity Cruises Inc. and certain of our wholly-owned vessel-owning subsidiaries. $1.66 billion of the obligations under the Secured Notes and the related guarantees are secured by first priority security interests in collateral, which includes certain of our material intellectual property, a pledge of 100% of the equity interests of certain of our vessel-owning subsidiaries and mortgages on the 28 vessels owned by such subsidiaries;

•	secured deferrals of existing debt amortization under our export-credit backed debt facilities which increased our liquidity by an additional $1.9 billion;

•	issued $1.0 billion senior guaranteed notes maturing in 2023 (“Guaranteed Notes”);

•	issued $1.725 billion senior convertible notes maturing in 2023;

•	qualified for a government commercial paper program by the Bank of England and issued £300.0 million, or approximately $409.9 million, of unsecured commercial paper thereunder;

•	secured a commitment for a $700.0 million 364-day term loan facility available for draw any time prior to August 12, 2021;

•	issued approximately 39.6 million shares of common stock for approximately $3.1 billion; and

•	agreed with certain of our lenders that we will not pay dividends or engage in stock repurchases until at least the end of the third quarter of 2022.

Expected debt maturities for 2021 are $0.44 billion. A portion of the proceeds of the senior unsecured notes offering described below under Item 8.01 (the “Senior Notes Offering”) will be used to pay $0.41 billion of these maturities. We estimate our cash burn to be, on average, in the range of approximately $250 million to $290 million per month during a prolonged suspension of operations and our average cash burn rate for the fourth quarter ended December 31, 2020 was consistent with this range. This range includes all interest expenses, ongoing ship operating expenses, administrative expenses, hedging costs, expected necessary capital expenditures (net of committed financings in the case of newbuilds) and excludes changes in customer deposits, commissions, principal repayments, and fees and collateral postings related to financing and hedging activities.

As we return our fleet into service, we have incurred, as it relates to existing operations, and will continue to incur incremental spend as we bring the ships out of their various levels of layup, return the crew to our vessels, take the necessary steps to ensure compliance with the recommended protocols and gear up our sales and marketing activities.

We continue to identify and evaluate further actions to enhance our liquidity and support our recovery. These include and are not limited to further reductions in capital expenditures, operating expenses and administrative costs and additional financings, and refinancings.

Both our non-export credit agency facilities and our export credit agency (“ECA”) facilities contain covenants that require us, among other things, to maintain a fixed charge coverage ratio of at least 1.25x and limit our net debt-to-capital ratio to no more than 62.5%, and under certain facilities, to maintain minimum shareholders’ equity. During the course of 2020, we amended our ECA facilities and substantially all of our non-ECA facilities totaling an outstanding amount of $11.2 billion as of December 31, 2020, and our credit card processing agreements in order to waive the applicable financial covenants through and including the fourth quarter of 2021. The remainder of our credit facilities with financial covenants (totaling $130 million as of December 31, 2020) benefit from a financial covenant waiver through and including the first quarter of 2021. Certain of these amended agreements impose a monthly-tested liquidity covenant. As of December 31, 2020, the minimum liquidity requirement was $350.0 million. Pursuant to these amendments, we have also agreed that we will not pay cash dividends or effectuate share repurchases during the waiver period unless we are in compliance with the fixed charge coverage covenant as of the end of the most recently completed quarter for the duration of the waiver period.

During the first quarter of 2021, we amended $4.9 billion of our non-ECA facilities and certain of our credit card processing agreements to extend the waiver of the financial covenants through and including the third quarter of 2022 or, if earlier, that date falling after January 1, 2022 on which we elect to comply with the modified covenants. In addition, pursuant to the amendments, we have modified the manner in which such covenants are calculated (temporarily in certain cases and permanently in others) as well as the levels at which our net debt to capitalization covenant will be tested during the period commencing immediately following the end of the waiver period and continuing through the end of 2023. The amendments also increase the monthly-tested minimum liquidity covenant to $500 million for the duration of the waiver period (subject to reduction to $350 million, if we raise at least $500 million of additional capital). In the first quarter of 2021, we raised an additional $1.5 billion of capital pursuant to the Common Stock Offering (as defined herein) and, accordingly, the minimum liquidity requirement is now $350 million. Pursuant to these amendments, the restrictions on paying cash dividends and effectuating share repurchases were extended through and including the third quarter of 2022.

As of December 31, 2020, we were in compliance with the applicable minimum liquidity covenant and we estimate that we will continue to be in compliance for at least the next twelve months. For further information regarding our debt covenants, see Note 9 in our most recent Annual Report on Form 10-K.

During the first quarter of 2021, we also amended $6.3 billion of our ECA facilities to extend the waiver of the financial covenants through and including at least the end of the third quarter of 2022. These amendments also defer up to $1.15 billion of principal payments due between April 2021 and April 2022. Pursuant to these amendments, we have agreed to implement the same liquidity covenant that applies in our non-ECA facilities. The amendments also provide for mandatory prepayment of the deferred amounts upon the taking of certain actions. Subject to a number of carve-outs, these include, but are not limited to, issuance of dividends, completion of share repurchases, issuances of debt other than for crisis and recovery purposes, the making of loans and the sale of assets other than at arm’s length.

In addition, in the fourth quarter of 2020 and the first quarter of 2021, we entered into amendments to our drawn and undrawn ECA facilities to provide for the issuance of guarantees in satisfaction of existing obligations under these facilities. Following issuance, which in the case of the undrawn facilities, will occur once the debt is drawn, the guarantees will be released under certain circumstances as other debt is repaid or refinanced on an unsecured and unguaranteed basis. In connection with and following the issuance of the guarantees, the guarantor subsidiaries are restricted from issuing additional guarantees in favor of lenders, other than those lenders who are party to the ECA facilities, and certain of the guarantor subsidiaries are restricted from incurring additional debt. In addition, the ECA facilities will benefit from guarantees to be issued by intermediary parent companies of subsidiaries that take delivery of any new vessels subject to ECA backed financing.

Delayed Draw Term Loan Commitment

In August 2020, we secured a binding commitment from Morgan Stanley Senior Funding Inc. for a $700 million term loan facility (the “$700M Liquidity Facility”). We may draw on the $700M Liquidity Facility at any time prior to August 12, 2021. We are currently in the process of extending the availability period for drawing under this $700M Liquidity Facility to August 12, 2022. However, there can be no assurances such extension will become effective. Once drawn, the loan will bear interest at LIBOR + 3.75% and will mature 364 days from funding. The $700M Liquidity Facility will be guaranteed by RCI Holdings (as defined below). We have the ability to increase the capacity of the $700M Liquidity Facility by an additional $300 million from time to time subject to the receipt of additional or increased commitments and the issuance of guarantees from additional subsidiaries.

Amendment to Unsecured Revolving Credit Facility due 2022 and Unsecured Term Loan due 2022

We are in the process of obtaining consents from lenders to extend the Nordea Credit Agreement (as defined below) to, among other things, extend the termination date of the revolving commitments held by consenting lenders to April 12, 2024 (the “Revolving Credit Facility Amendment”). In addition, the interest rate margin applicable to advances made by consenting lenders would be 1.700% (instead of 1.300%) per annum and such lenders would receive a facility fee of 0.300% (instead of 0.200%) per annum, in each case, at the highest level of the applicable pricing grid. Consenting lenders would also receive a prepayment and commitment reduction equal to 20% of their respective outstanding advances and commitments. We expect to use a portion of the proceeds of the Senior Notes Offering to fund such prepayment.

We are in the process of obtaining consents from lenders to extend the Term Loan Agreement (as defined below) to, among other things, extend the maturity date of advances held by consenting lenders to October 5, 2023 (the “Term Loan Amendment” and, together with the Revolving Credit Facility Amendment, the “Amendments”). In addition, the interest rate margin applicable to advances made by consenting lenders would be 1.850% (instead of 1.350%) per annum, in each case, at the highest level of the applicable pricing grid. Consenting lenders would also receive a prepayment equal to 20% of their respective outstanding advances. We expect to use a portion of the proceeds of the Senior Notes Offering to fund such prepayment.

We will need to receive consents from lenders holding more than 50% of outstanding loans and unused commitments under the applicable facility in connection with the Amendments, which is the minimum threshold for the Amendments to become effective.

To date, we have received indications from over 75% and 85% of the term loan and revolving credit facility lenders, respectively, that they intend to approve the amendment and have received formal consents from at least 50.1% of the lenders on each facility.  However, there can be no assurance that any consents provided on the date of this Current Report on Form 8-K will not be subsequently revoked prior to the effectiveness of the applicable amendments, or as to the ultimate consent rate which we expect to be less than 100%.

If we receive the requisite consents, the Amendments are expected to close concurrently with the closing of the Senior Notes Offering. However, there can be no assurance that the Amendments will occur on the terms described herein or at all.

Common Stock Offering

On March 3, 2021, we completed the offer and sale of 16,938,148 shares of our common stock at a price to the public of $91.00 per share (the “Common Stock Offering”). The net proceeds from the Common Stock Offering before offering expenses were approximately $1,500.5 million. We used the net proceeds from the Common Stock Offering for general corporate purposes.

Item 8.01 Other Events.

Senior Notes Offering

On March 24, 2021, Royal Caribbean Cruises Ltd. (the “Company”) issued a press release announcing that the Company has commenced a private offering of senior unsecured notes to be issued by the Company due 2028 (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The Company intends to use the proceeds from the sale of the Notes to repay principal payments on debt maturing or required to be paid in 2021 and 2022, and the remaining for general corporate purposes (including to pay fees and expenses in connection with such repayments).

The Company is in the final stages of the process of obtaining consents from lenders to extend its unsecured term loan due 2022 and the unsecured revolving credit facility due 2022, each by 18 months. Assuming that the Company receives consents from lenders holding 50.1% of outstanding loans and unused commitments under both facilities in connection with the proposed amendments to such facilities, which is the minimum threshold for such amendments to become effective, and that the Company repays 20% of the outstanding indebtedness and commitments in respect of the lenders who consent to such amendments, the Company expects to use the offering proceeds to repay an aggregate of up to $510 million of outstanding principal of indebtedness under its unsecured term loan due 2022 and the unsecured revolving credit facility due 2022.

To date, the Company has received indications from over 75% and 85% of the term loan and revolving credit facility lenders, respectively, that they intend to approve the amendment and has received formal consents from at least 50.1% of the lenders on each facility.  However, there can be no assurance that any consents provided on the date of this Current Report on Form 8-K will not be subsequently revoked prior to the effectiveness of the applicable amendments, or as to the ultimate consent rate which we expect to be less than 100%. If the Company does not receive the minimum consents needed, the Company expects to use the entire amount of the proceeds to make principal payments on debt maturing in 2021 and 2022 and for general corporate purposes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States, only to certain non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8–K shall not constitute an offer to sell or a solicitation of an offer to buy shares of common stock, the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “look into,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material adverse impact on our business, liquidity and results of operations, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; our ability to accurately estimate our monthly cash burn rate during the suspension of our operations; concerns over safety, health and security of guests and crew; any protocols we adopt across our fleet relating to COVID-19, such as those recommended by the Healthy Sail Panel, may be costly and less effective than we expect in reducing the risk of infection and spread of COVID-19 on our cruise ships; further impairments of our goodwill, long-lived assets, equity investments and notes receivable; an inability to source our crew or our provisions and supplies from certain places; the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness, any additional indebtedness we may incur and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; the settlement of conversions of our convertible notes, if any, in shares of our common stock or a combination of cash and shares of our common stock, which may result in substantial dilution for our existing shareholders; our expectation that we will not declare or pay dividends on our common stock for the near future; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; the unavailability or cost of air service; and uncertainties of a foreign legal system as we are not incorporated in the United States.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should consider the areas of risk described above, as well as those set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, a copy of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 – Press release dated March 24, 2021

Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: March 24, 2021	By:	/s/ Jason T. Liberty
	Name:	Jason T. Liberty
EVP, Chief Financial Officer